Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-187706) of our report dated April 2, 2013, relating to the financial statements of Asterias Biotherapeutics, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

New York, New York
September 23, 2013